             As filed with the Securities and Exchange Commission on May 3, 2001
                                                           Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           --------------------------

                                    RPM, INC.
             (Exact Name of Registrant as Specified in its Charter)

             Ohio                                       34-6550857
(State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
Incorporation or Organization)

                                 2628 Pearl Road
                                  P.O. Box 777
                               Medina, Ohio 44258
          (Address of Principal Executive Offices, including Zip Code)


                 RPM, INC. 1996 KEY EMPLOYEES STOCK OPTION PLAN
                            (Full Title of the Plan)
                                   ----------

Thomas C. Sullivan                               WITH A COPY TO:
Chairman and Chief Executive Officer             Edward W. Moore, Esq.
RPM, Inc.                                        Calfee, Halter & Griswold LLP
2628 Pearl Road                                  1400 McDonald Investment Center
P.O. Box 777                                     800 Superior Avenue
Medina, Ohio 44258                               Cleveland, Ohio 44114
(330) 273-5090                                   (216) 622-8200
                 (Name, Address and Telephone Number, including
                        Area Code, of Agent for Service)
                                   ----------


                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
                                            Amount        Proposed maximum       Proposed maximum      Amount of
Title of securities                          to be         offering price       aggregate offering   registration
to be registered                          registered         per share(1)             price(1)            fee
-------------------------------------------------------------------------------------------------------------------

Common Shares, without par value         4,500,000 (2)       $8.675                 $39,037,500       $9,759.38

-------------------------------------------------------------------------------------------------------------------


(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee and based upon the average of the high and low sales prices of the Common Shares of RPM, Inc. reported on the New York Stock Exchange on April 26, 2001.

(2) The 4,500,000 Common Shares being registered are issuable upon exercise of options to be granted pursuant to the RPM, Inc. 1996 Key Employees Stock Option Plan.

         This Registration Statement is being filed by RPM, Inc. (the "Company") for the purpose of registering additional securities of the same class as other securities for which a registration statement of Form S-8 has already been filed. Accordingly, pursuant to General Instruction E to Form S-8, the contents of the Company's Registration Statement on Form S-8 (Commission File No. 333-35967) registering 3,600,000 Common Shares (adjusted to 4,500,000 Common Shares pursuant to a 25% stock dividend in December 1997), without par value, of the Company for issuance under The 1996 Key Employees Stock Plan of the Company, are hereby incorporated by reference.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.
                  ------------------------------------------------

         The following documents of RPM, Inc. (the "Company"), previously filed with the Securities and Exchange Commission, are incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 2000;
         2. The Company's Quarterly Reports on Form 10-Q for the quarters ended August 31 and November 30, 2000 and February 28, 2001;
         3.       The Company's Current Report on Form 8-K, filed on July 11,
                  2000;
         4. The description of the Company's Common Shares, without par value (the "Common Shares"), contained in the Company's Registration Statement on Form 8-A, dated June 2, 1998, and any amendments and reports filed for the purpose of updating that description; and
         5. The description of the rights to purchase the Company's Common Shares contained in the Company's Registration Statement on Form 8-A dated May 11, 1999.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents, other than the portions of such documents which by statute, by designation in such documents or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

         Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded, for purposes of this Registration Statement, to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.
                  ------------------------------------------

         Ohio Revised Code Sec. 1701.13(E) provides that a corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, by reason of the fact that he or she is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity with another corporation or enterprise, against expenses actually incurred by such person in connection with an action if he or she acted in good faith and in a manner not opposed to the best interests of the corporation.

         Article VI of the Company's Amended Code of Regulations provides for the indemnification of Directors and officers against certain liabilities to the maximum extent permitted by Ohio law.

         The Company has purchased a Directors and Officers Liability Insurance Policy, which insures the Directors and officers of the Company against certain liabilities incurred in the performance of their duties.

         The Registrant has entered into Indemnification Agreements with each of its Directors and executive officers providing for additional indemnification protection beyond that provided by the Directors and Officers Liability Insurance Policy. In the Indemnification Agreements, the Company has agreed, subject to certain exceptions, to indemnify and hold harmless the Director or executive officer to the maximum extent then authorized or permitted by the provisions of the Company's Code of Regulations, the Ohio Revised Code, or by any amendment(s) thereto.

ITEM 8.           EXHIBITS
                  --------

         See the Exhibit Index at Page E-1 of this Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 3rd day of May, 2001.

                              RPM, INC.


                              By: /s/ Thomas C. Sullivan
                                  --------------------------------------------
                                  Thomas C. Sullivan, Chairman of the Board of
                                  Directors and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on this 3rd day of May, 2001.


           Signature                                  Title
           ---------                                  -----



/s/ Thomas C. Sullivan           Chairman of the Board of Directors and Chief
------------------------------   Executive Officer (Principal Executive Officer)
Thomas C. Sullivan


/s/ James A. Karman              Vice Chairman of the Board of Directors
------------------------------
James A. Karman


/s/ Frank C. Sullivan            President and a Director
------------------------------
Frank C. Sullivan


/s/ Michael E. Steele            Vice President and Chief Financial Officer
------------------------------   (Principal Financial Officer)
Michael E. Steele


/s/ Robert Matejka               Vice President - Controller (Principal
------------------------------   Accounting Officer)
Robert Matejka

              Signature                 Title
              ---------                 -----



/s/ Max D. Amstutz                Director
------------------------------
Max D. Amstutz


/s/ Edward B. Brandon             Director
------------------------------
Edward B. Brandon


/s/ Lorrie Gustin                 Director
------------------------------
Lorrie Gustin


/s/ E. Bradley Jones              Director
------------------------------
E. Bradley Jones


/s/ Donald K. Miller              Director
------------------------------
Donald K. Miller


/s/ William A. Papenbrock         Director
------------------------------
William A. Papenbrock


/s/ Albert B. Ratner              Director
------------------------------
Albert B. Ratner


/s/ Jerry Sue Thornton            Director
------------------------------
Jerry Sue Thornton

                                  EXHIBIT INDEX



     EXHIBIT NUMBER                           EXHIBIT DESCRIPTION
     --------------                           -------------------
           4.1 Amended Articles of Incorporation of the Company are incorporated herein by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the period ended May 31, 1996.
           4.2 Amended Code of Regulations of the Company is incorporated herein by reference to Exhibit 3.2 of the Company's Annual Report on Form 10-K for the period ended May 31, 1996.
           4.3 RPM, Inc. 1996 Key Employees Stock Option Plan is incorporated herein by reference to Exhibit 10.7 of the Company's Annual Report on Form 10-K for the period ended May 31, 1997.
          4.3.1            Amendment to 1996 Key Employees Stock Option Plan.
           5.1 Opinion of Calfee, Halter & Griswold LLP as to the validity of the securities being offered.
          23.1             Consent of Ciulla Smith & Dale LLP.
          23.2 Consent of Calfee, Halter & Griswold LLP (included in Exhibit 5.1).





                                      E-1